JOINT VENTURE AGREEMENT

*** denotes information for which the issuer is requesting confidential treatment

This JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into as of this 29th day of December 2005 by and between GLOBETEL WIRELESS CORP., a Florida corporation, with offices located at 9050 Pines Blvd., Suite 110, Pembroke Pines, Florida, United States of America ("GlobeTel"), and LLC INTERNAFTA, a Russian limited liability company, with offices located at ***, Nahabino, Moscow region, Russia ("RP").

                                   RECITALS:

A. GlobeTel is in the business of providing systems and network wireless telecommunications and broadband and has rights to certain intellectual property in such regard.

B. RP has capital to provide for the construction of wireless networks utilizing GlobeTel products and intellectual property.

C. The parties wish to enter into this Agreement to realize their mutual goals and objectives.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.     DEFINITIONS.

Capitalized terms used in this Agreement are defined throughout the Agreement. Terms not defined herein shall be given their plain English meaning; provided, however, that those terms, acronyms and phrases known in the computer software industry which are not defined shall be interpreted in accordance with their generally accepted industry meaning.

2.     THE PROJECT.

2.1 NETWORK DEPLOYMENT. GlobeTel shall use all commercially reasonably endeavors to deploy and build wireless networks using its know-how in 30 cities located in the Russian Federation (as further described herein, the "Project"). The wireless network is expected to be generally in keeping with the description contained in Schedule 2.1.1, with appropriate adjustments.
The 30 cities are tentatively identified on Schedule 2.1.2 (the "Project Cities") along with the publicly reported population of each city. The cities shall be divided into 3 groups (each, a "City Group"). *** The list of Project Cities on Schedule 2.1.2 is tentative and preliminary, and the parties shall in good faith consider deployment in other Russian cities.

2.2 AGREED BUDGET AND RP'S FUNDING. (a) The agreed budget to deploy and build wireless networks for each City Group is US$200,000,000 (TWO HUNDRED MILLION US DOLLARS) for a total aggregate agreed budget for the Project of US$600,000,000 (SIX HUNDRED MILLION US DOLLARS), which RP shall pay and fund as provided below.

(b) RP agrees to make and fund payment to GlobeTel of the US$600,000,000 (SIX HUNDRED MILLION US DOLLARS) in accordance with the following schedule:

         (i) US$150,000,000 (ONE HUNDRED FIFTY MILLION US DOLLARS) to be paid on or before *** 2006 (the "Initial Payment"). The Initial Payment shall be paid into the following account by wire transfer:

***

or to such other bank account as GlobeTel may notify to RP for such purpose. The Initial Payment can be made under a letter of credit naming GlobeTel as beneficiary drawn upon a bank approved in advance by GlobeTel. For the avoidance of doubt, the Initial Payment can be used by Globetel immediately for the purpose of the Project in its discretion (subject to Clause 3.3); and


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

         (ii)     for each of the three City Groups:

                  (A) US$75,000,000 (SEVENTY FIVE MILLION US DOLLARS) to be paid upon installation of 50% of the total radio transmitters planned for such City Group whether or not any network for any particular city is completed; and

         (B) US$75,000,000 (SEVENTY FIVE MILLION US DOLLARS) to be paid upon installation of at least 95% of the total radio transmitters planned for such City Group.

With respect to the payments contemplated by this sub-clause (b)(ii)(A) and
(B), no later than the start of work to build the wireless network in each City Group, RP shall either place in escrow US$150,000,000 in cash under escrow arrangements approved in advance by GlobeTel or open a letter of credit in a form approved in advance by GlobeTel naming GlobeTel as beneficiary in the amount of US$150,000,000 drawn upon a bank approved in advance by GlobeTel (or use a combination of such arrangements so as to provide in aggregate such US$150,000,000 financing). The parties may agree to make payments under this sub-clause (b)(ii) to GlobeTel via the JVCo.

(c) Should RP fail to timely make or fund payment as contemplated by sub-clause (b) above, GlobeTel may elect to terminate this Agreement. Should GlobeTel elect not to so terminate this Agreement, RP shall remain obligated to perform hereunder but shall have no rights hereunder until it fully performs its obligations under sub-clause (b) above (and upon such performance, RP shall have rights hereunder as at and from the date of such performance but, for the avoidance of doubt, RP shall have no rights hereunder relating to or as otherwise may have arised with reference to the period prior to such performance).


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

(d) All payments due under this Agreement by RP are to be made in U.S. dollars, free and clear of any set-off, claim or applicable taxes (with appropriate gross-up for any taxes deducted or withheld so that GlobeTel receives the full amount to be paid hereunder).

(e) GlobeTel may apply such financing as it sees fit in connection with the Project. GlobeTel shall not be required to account to RP with respect to the application of such funding. Such funding represents both financing for the purchase of the networks contemplated hereby and consideration and inducement for GlobeTel's entry into and performance under this Agreement, including its making available GlobeTel's Intellectual Property hereunder.
For the avoidance of doubt, such payments do not constitute the purchase of the networks (or any Intellectual Property of GlobeTel (or of its affiliates)) by RP.

(f)      (i)      If the Project fails solely due to the malfunction of the
equipment and Software provided by GlobeTel, then GlobeTel shall return to RP an amount equal to the Initial Payment by SWIFT wire transfer to such bank account as RP may notify to GlobeTel for such purpose. Upon working operation of the wireless network in any Project City (in full or in part), RP shall have no right to make any claim under this sub-clause (f)(i).

         (ii) If the Project fails solely due to the inability of RP to obtain the requisite Governmental Approvals for a material number of Project Cities in connection with the initial deployment hereunder, having used all best efforts to do so, then at any time after June 30, 2006 and before December 1, 2006, RP may request GlobeTel to pay RP an amount equal to the Initial Payment less an amount of all losses, liabilities, costs and expenses incurred, or which may be incurred, by GlobeTel (or any of its affiliates), including internal management time, in connection with the Project, as GlobeTel shall calculate.


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

2.3 GOVERNMENTAL APPROVALS. RP shall be solely responsible for the receipt of all Governmental Approvals needed from time to time in connection with the deployment, operation and maintenance of the Project. GlobeTel shall render all reasonable assistance to RP so that such Governmental Approvals can be obtained. For purposes hereof, "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, certification, exemption or registration by or with any Governmental Authority, and "Governmental Authority" means any executive, judicial, legislative, administrative or other federal, national, state, municipal or local governmental authority, ministry, department, agency, office, organization or authority.

2.4 NON-COMPETE. During the term of this Agreement and for two years following its termination, RP shall not, and shall ensure that none of its affiliates, directly or indirectly, offers any product or services or engages in any activity that competes in whole or part with the products offered or the activities engaged in by the JV Entities currently or in the future.

2.5 SCOPE OF PROJECT. GlobeTel may deploy networks in other parts of the world, and this Agreement only applies to the deployment of the networks in the Project Cities. Nothing herein shall be construed to be giving RP rights to deploy any products of GlobeTel or its affiliates.

3.       JOINT VENTURE ARRANGEMENTS.

3.1 JOINT VENTURE COMPANY. (a) The parties expect to structure the Joint Venture as follows. GlobeTel shall establish a company (the "JVCo") in a jurisdiction outside Russia currently expected to be Luxembourg. The jurisdiction and corporate form of JVCo is subject to further review by the parties (including review by their tax and legal advisors). Upon both the Initial Payment being made and the initial funding being made under Clause 2.2(b)(ii) (the "Funding Date"), GlobeTel shall promptly procure that RP receive 50% of the share capital of JVCo entitling it to 50% of any dividends declared by JVCo from time to time, which may take the form of non-voting preferred shares of JVCo. RP shall pay as the purchase price or subscription price of such shares the par value of such shares.


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

(b) If following full payment to GlobeTel of the US$600,000,000 financing contemplated by Clause 2.2 it proves to be the case that such financing is insufficient for GlobeTel to provide the equipment and Software necessary to complete the deployment of the wireless network in all the Project Cities (where such deployment is otherwise reasonably practicable), then: (i) GlobeTel (or its affiliate) shall provide or procure such further necessary equipment and transfer such to OpCo (for the avoidance of doubt, without GlobeTel receiving any equity of a JVCo Entity in return and not involving significant expenditure by OpCo) or (ii) if GlobeTel is unable to comply with its obligation under the preceding sub-clause (i), then RP shall fund the purchase of such necessary equipment and Software by purchasing GlobeTel's shares in the JVCo at the price of US$25,000,000 (TWENTY FIVE MILLION US DOLLARS) for each 5% of total Shares transferred, subject to maximum aggregate purchases under this sub-clause (B)(ii) of US$125,000,000 (ONE HUNDRED TWENTY FIVE MILLION US DOLLARS) and 25% of total Shares, provided further that the purpose of such share transfer shall only be to re-allocate dividends to RP and arrangements shall be made so that GlobeTel retains all voting and other rights associated with such transferred Shares other than the right to the dividends declared thereon following transfer.


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

3.2 OPERATING COMPANY. JVCo shall hold 100% of the share capital of a Russian limited liability company ("OpCo", and together with JVCo, the "JV Entities"). GlobeTel shall nominate (and may remove and replace) the general director of OpCo from time to time. Following the Funding Date, RP may nominate (and may remove and replace) the second principal officer of OpCo. OpCo shall have no board of directors and the responsibilities otherwise to be carried by the board shall be carried out by JVCo as the sole participant.

3.3 INITIAL FUNDING, EQUIPMENT, SOFTWARE. Following its receipt of the Initial Payment, GlobeTel (or its affiliate) shall make a capital contribution of US$50,000,000 (FIFTY MILLION US DOLLARS) either to JVCo or OpCo (in the case of OpCo either directly or via JVCo), such funds to be applied to the operating costs. Provided that RP timely complies with all its obligations hereunder, GlobeTel (or its affiliate) shall transfer or procure the transfer (by way of in-kind capital contribution or in other arrangements (not involving significant expenditure by the JV Entities)) the equipment necessary for the Project to OpCo (either directly or via the JVCo), the deemed value of which equipment together with associated know-how and Intellectual Property, the parties agree (and in no circumstances dispute), is at least US$***), which equipment shall be transferred in connection with the deployment of the network in particular Project Cities. Provided that RP timely complies with all its obligations hereunder, GlobeTel (or an affiliate thereof) shall transfer or procure the transfer (by way of in-kind capital contribution or in other arrangements (not involving significant expenditure by the JV Entities)) the Software necessary for the Project to JVCo, which Software shall then be made available for use by OpCo (in an arrangement not involving significant expenditure by OpCo), the deemed value of which Software together with associated know-how and Intellectual Property, the parties agree (and in no circumstances dispute), is at least US$***). OpCo will enter into customer contracts for use of the network. Costs associated with the operation of the deployed networks will be the responsibility of OpCo as funded by its operations.


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

3.4 FINANCIAL STATEMENTS. The parties shall agree on the appointment of an internationally recognised firm of accountants (being one of the "Big 4" accounting firms (the "Independent Accountant")), which shall audit the results of operations of the JV Entities in accordance with US GAAP and/or IFRS starting with the fiscal year ending December 31, 2006 and, starting in 2007, shall review the quarterly accounts of the JV Entities in accordance with US GAAP and/or IFRS.

3.5 PROFIT SHARING. Profits of the joint venture, in the form of dividends declared by JVCo, shall be shared equally between GlobeTel and RP provided that RP shall be entitled to no share of profit (and no such dividends) if it has not fully complied with its obligations under Article 2. Unless otherwise agreed by the parties, no dividends shall be declared prior to the substantial completion of the deployment of the Project in all the Project Cities. Distribution of profit shall be subject to maintenance of cash appropriate for the ongoing operations of the Project and the use of profit for capital expenditure (including upgrades and upkeep of the network) in connection with the Project. Such profits may be distributed quarterly on the basis and upon the preparation of the quarterly accounts of JVCo reviewed by the Independent Accountant (or, in the case of the fourth quarter and full financial year, on the basis and upon the preparation of the annual accounts audited by the Independent Accountant).


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

4.       CORPORATE GOVERNANCE.

4.1 GENERAL. Each JV Entity and the business of the JV Entities shall be managed in accordance with applicable law, such entity's constitutive documents and this Agreement.

4.2 THE BOARD. Promptly after the Funding Date, each of GlobeTel and RP shall use all reasonable endeavours (so far as possible under applicable law) to cause:
(a) the board of directors of JVCo to consist of four directors, two of whom shall be designated or nominated by GlobeTel (the "GlobeTel Directors") and two of whom shall be designated or nominated by RP (the "RP Directors");

(b) the GlobeTel Directors and the RP Directors to be removed and/or replaced from the board only pursuant to the instructions of GlobeTel and RP, respectively;

(c) in the event of a GlobeTel Director or RP Director resigning or being removed pursuant to the preceding sub-clause (b), the vacancy to be filled only by a person nominated by GlobeTel or RP, respectively;

(d) the board to be required to meet at least once every three months; the parties agree that meetings whereby directors can communicate with one another by telephone or video link shall be valid;

(e) the board to approve all decisions or resolutions and grant consents only at a duly constituted meeting (for which the requisite quorum shall be three directors) and by a vote passed with a majority of at least three out of four of the members of the board;

(f) that none of the following matters are pursued by a JV Entity without the prior approval of (or, where shareholder approval is required, the recommendation of) the board:

         (i) any amendment to the charter, articles or other constitutive documents of a JV Entity;


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

         (ii) any merger, consolidation, recapitalization or other business combination involving a JV Entity;

         (iii) any voluntary liquidation, administration, bankruptcy, suspension of payments, composition, arrangement or general assignment for the benefit of creditors or any other similar matter involving a JV Entity;

         (iv) any agreement by a JV Entity to enter into any joint venture, profit-sharing or similar arrangement;

         (v) the declaration or payment of any dividend or other distribution by a JV Entity;

         (vi) any increase, decrease or other modification of the equity capital or the authorization, issuance, repurchase or redemption of any equity securities or securities convertible into or exchangeable for such securities by a JV Entity;

         (vii) any grant or waiver of pre-emptive rights with respect to any shares or capital stock of a JV Entity or securities exchangeable or convertible into such shares or capital stock;

         (viii) the establishment or incorporation of any subsidiary of a JV Entity; and

         (ix) any material change in the nature of the business operations of the JV Entity; and

(g) in connection with any matter which, under the laws of the jurisdiction of incorporation of JVCo, is required to be approved by the shareholders of JVCo, any duly convened shareholders' meeting of JVCo (for which the requisite quorum shall be shareholders holding in aggregate all voting shares) to approve all decisions or resolutions and grant consents only by the unanimous vote of (or after receiving the unanimous approval of) all the voting shares.


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

5. PROJECT MANAGEMENT. Each party agrees to appoint and keep in place during the term of this Agreement one or more project managers (individually, a "Project Manager") who will allocate such portion of his or her working time as may be reasonably necessary to facilitate the performance, on a timely basis and in accordance with any particular project plan, of such party's obligations under this Agreement or any particular project plan, design or development specification or other document contemplated hereby. In addition, each party will name a project leader (each, a "Project Leader") who will:
(i) be the central point of contact for all matters arising under this Agreement; (ii) oversee project management and the resource allocations hereunder; and (iii) have overall responsibility for the facilitation of the performance of the obligations of the parties contemplated hereby. The Project Leader for each respective party shall initially be the following individuals or their respective designated successors:

RP:           Maxim Chernizov
              c/o Internafta
              ***
              Nahabino, Moscow region
              Russia
              Phone:  ***
              e-mail:  ***

GlobeTel:     Klaus Bonn
              GlobeTel Wireless Europe
              Riemenstr. 30
              74906 Bad Rappenau
              Germany
              Phone:  ***
              Fax:      ***
              e-mail:    ***


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6.       TRANSFER RESTRICTIONS.

6.1 TRANSFERS. The provisions of this Clause 6 apply in relation to any Transfer, or proposed Transfer, of Shares in the JV Company (whether ordinary shares or preferred shares, the "Shares") or any interest in those Shares. For purposes hereof:

"Change of Control" means, with respect to any party or any Controlling Person of such party, (i) the sale or other disposition of a Controlling Interest in such party or Controlling Person, in one or a series of related transactions, to any person or persons (other than a Controlling Person of such party or any Subsidiary of such Controlling Person), (ii) the merger or consolidation of such party or Controlling Person with or into another person or the merger of another person into such party or Controlling Person with the effect that any person or persons other than the existing shareholders of such party or Controlling Person prior to such transaction own or control a Controlling Interest in the person surviving such merger, or the person resulting from such consolidation or (iii) the liquidation or dissolution of such party or Controlling Person.

"Controlling Interest" means the ownership or control, direct or indirect, of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a person or more than fifty percent (50%) of the partnership or other ownership interest therein (other than as a limited partner of such person).

"Controlling Person" means, with respect to any person (other than a natural person), any other person which has a Controlling Interest in such person.


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"Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, adverse claim, levy, conditional sale contract, title retention contract or any other agreement or arrangement which has the same or a similar effect to grant any of the foregoing.

"Outside Person" means a person that is not a party hereto (or an affiliate thereof).

"Transfer" means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other voting agreement in respect of any person or instrument (including, without limitation, any of the securities), whether in a single transaction or a series of related transactions, including without limitation, (a) the direct or indirect enforcement or foreclosure of any Encumbrance or (b) any Change of Control.

6.2 RESTRICTION ON TRANSFER. Except as expressly contemplated by the terms of this Agreement, no party shall:

(a)      Transfer any Shares;

(b) grant, declare, create or dispose of any right or interest in any Shares; or

(c)      create or permit to exist any Encumbrance over any Shares.

Any purported Transfer or other disposal of Shares by a party in violation of this Agreement shall be void and of no effect and shall not operate to Transfer any interest in the Shares purported to be transferred or otherwise disposed of to the purported transferee, and such purported transferee shall have no rights under this Agreement.

6.3 NO TRANSFERS OF PARTIAL HOLDINGS OF SHARES. No party hereto shall Transfer any Shares unless it transfers all (and not only part) of the Shares held by it.


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6.4      INITIAL PERIOD.  Except as permitted in Clause 10.10, no party shall
Transfer any Shares prior to January 1, 2011.

6.5 RIGHT OF FIRST REFUSAL. (a) If a party (the "Seller") proposes to Transfer any Shares to an Outside Person, it may do so only in a Transfer for cash consideration for all its Shares and the Seller shall first provide the other party hereto (the "Continuing Shareholder") with a notice of its intent to transfer such Shares (specifying, with respect to such proposed Transfer, the name of the proposed transferee (the "Transferee"), the number of Shares (being all the Shares held by the Seller) and the purchase price per Share (the "Seller's Notice")) and, for 60 calendar days following the receipt of such notice, the Continuing Shareholder shall have the exclusive option to deliver a reply notice (the "Reply Notice") to the Seller setting forth the irrevocable election of the Continuing Shareholder to require the Seller to Transfer to the Continuing Shareholder (or its designee) all (and not only part) of such Shares at the purchase price per Share.

(b) If there has been a timely election by the Continuing Shareholder to acquire Shares pursuant to sub-clause (a) above, then the sale of the Shares shall close at a time and place reasonably acceptable to the Seller and the Continuing Shareholder; provided that such closing shall not occur more than 10 calendar days after the receipt of all necessary Governmental Approvals (or if no such approvals are necessary, such closing shall not occur more than 20 calendar days after the date of the Reply Notice). At such closing, the Continuing Shareholder will deliver to the Seller the consideration for such Shares in immediately available funds and the Seller shall deliver to the Continuing Shareholder the relevant Shares, and all other documents required to effect the sale of such Shares, free of any Encumbrances.


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

(c) Subject to Clause 6.6, if the Continuing Shareholder does not exercise its right to buy under sub-clause (b) above, the Seller may Transfer its Shares to the Transferee at not less than the price per Share (as stated in the Seller's Notice) provided that the Transfer is completed within 90 calendar days after the Continuing Shareholder does not elect to buy such Shares. Any proposed sale of such Shares following such 90-day period shall be subject to the procedures of this Article 6.

6.6 TAG-ALONG RIGHTS. (a) In addition to its right of first refusal under Clause 6.5, each party shall have, during the 60 calendar days following the receipt of the Seller's Notice, the option to deliver a reply notice to the Seller setting forth the irrevocable election of the Continuing Shareholder to require the Seller to include in such proposed sale (at the purchase price per Share specified in the Seller's Notice) all (and not only part) of the Shares held by the Continuing Shareholder, and the Seller shall not consummate such sale unless all such Shares of the Continuing Shareholder are included in such sale.

(b) If there has been a timely election by the Continuing Shareholder to sell its Shares pursuant to the election contemplated by sub-clause (a) above, then the Seller shall arrange for the cash consideration to be paid by the Transferee pursuant to such Transfer to be transferred directly to the Continuing Shareholder upon delivery by the Continuing Shareholder of such Shares being sold. In the event the Seller or the Continuing Shareholder either fails to deliver its Shares or breaches any representations, warranties or pre-closing covenants as may be reasonably required by the Transferee and such breach results in the nonsatisfaction of a condition to the closing of such sale which the Transferee does not waive, then (i) any non-breaching party shall be free to sell its Shares to the Transferee without liability to the breaching party, (ii) the breaching party shall be liable for (and shall hold any non-breaching party harmless with respect to) such breach and (iii) any sale shall not limit or waive in any respect any claim, right or cause of action that any non-breaching party may have against the breaching party in respect of such breach.


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(c)      Subject to Clause 6.5, if the Continuing Shareholder does not exercise its right to buy under sub-clause (b) above, the Seller may Transfer all its Shares to the Transferee at not less than the price per Share (as stated in the Seller's Notice) provided that the Transfer is completed within 90 calendar days after the Continuing Shareholder does not elect to exercise its tag-along rights. Any proposed sale of such Shares following such 90-day period shall be subject to the procedures of this Article 6.

6.7 NO BENEFIT. For the avoidance of doubt, no Outside Party (including any Transferee) shall have any rights under this Agreement.

7.       INTELLECTUAL PROPERTY.

7.1 OWNERSHIP BY GLOBETEL. For the avoidance of doubt, GlobeTel (or its affiliates or its or their providers) owns all right, title, and interest in any Intellectual Property in connection with and/or arising out the Project, including the networks and all equipment used in the Project, and RP shall have no ownership interest therein. The JV Entities shall have no rights or interest in any Intellectual Property used or developed in connection with and/or arising out of the Project except as may be expressly provided under the terms of any contract entered into between a JV Entity and GlobeTel (or its affiliate). RP hereby acknowledges, represents and warrants that it has no Intellectual Property and RP shall not contribute any Intellectual Property to the Project. RP further agrees that it shall not (i) use, copy, modify, create any derivative work of, or include in any other products any Intellectual Property used in connection with the Project or any portion thereof or (ii) reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from any such Intellectual Property. Any Intellectual Property developed in connection with the Project shall be the property of GlobeTel (or its designated affiliate). Accordingly, the JV Entities shall execute such documents, render such assistance, and take such other action as GlobeTel may request to apply for, register, perfect, confirm, and protect GlobeTel's ownership rights, and GlobeTel shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto. For purposes hereof, "Intellectual Property" means any intellectual property or proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) copyrights, trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, trade names, brand names, corporate names, assumed names, business names and domain names; (ii) issued patents and pending patent applications, utility models, industrial designs, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights, inventions, invention disclosures, discoveries and improvements, whether patentable or not; (iii) works of authorship; (iv) trade secrets, business, technical and know-how information, non-public information and confidential information and rights to limit the use or disclosure thereof by any person; and (v) computer software, data files, source and object codes, user interfaces, manuals, databases and other specifications and documentation (collectively, "Software").


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

7.2 GLOBETEL MARKS. GlobeTel may elect to license the use of its trademarks, trade names and branding to the JV Entities in accordance with GlobeTel's international practice from time to time.

8.       CONFIDENTIALITY; PUBLICITY.

8.1 NON-DISCLOSURE. Unless otherwise agreed to in writing by the parties, each of the parties agrees to, and agrees to cause its respective affiliates, accountants, attorneys, consultants and all other representatives to, keep and hold in confidence and not use to the detriment of the other party or its affiliates, this Agreement and any information acquired pursuant to this Agreement or in connection with any of the transactions contemplated hereby, including the business of the joint venture contemplated hereby, unless such information is: (a) publicly available; (b) necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby; (c) otherwise required to be disclosed by any Governmental Authority (including tax authorities), stock exchange, self-regulatory organization or applicable law; (d) disclosed to the professional advisers of such Party who are informed of this confidentiality undertaking; or (e) disclosed in connection with an assignment permitted hereunder.

8.2 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon written demand by a party (the "Disclosing Party"), that has disclosed proprietary confidential information pursuant to this Agreement and in any event upon termination of this Agreement, the party receiving such information (the "Receiving Party") shall: (i) cease using such confidential information; (ii) return such confidential information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

8.3 PUBLICITY. The parties may by mutual consent agree to issue a joint press release describing the collaboration of the parties. The parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of any press releases issued by the parties shall be subject to the approval of each party, which approval shall not be unreasonably withheld or delayed.

9.       REPRESENTATIONS AND WARRANTIES.

9.1 RP'S REPRESENTATIONS AND WARRANTIES. RP represents and warrants to GlobeTel as follows:

(a) RP has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by RP of this Agreement, and the consummation by RP of the transactions contemplated hereby, have been duly authorized by RP, and no other proceedings (corporate or otherwise) on the part of RP are necessary to authorize the execution and delivery by RP of this Agreement or the consummation by RP of the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by RP and (assuming due and valid authorization, execution and delivery hereof by GlobeTel) is a valid and binding obligation of RP, enforceable against RP in accordance with its terms, and, when executed and delivered (and assuming due and valid authorization, execution and delivery thereof by GlobeTel) will constitute a valid and binding obligation of RP enforceable against RP in accordance with its terms except enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally;

(c) it has sufficient capital to meet its financial and other obligations hereunder and no Governmental Approvals are required in connection with the payments contemplated by Clause 2;

(d) (i) acceptance by GlobeTel of this Agreement, together with the acceptance of the appropriate remittances of funds as set forth herein will not breach any applicable rules and regulations designed to avoid money laundering and (ii) all evidence of the identity of persons provided to GlobeTel is genuine and all related information furnished is accurate; and

(e) with reference to the USA PATRIOT Act (including the terms defined therein): (i) RP is not a Senior Foreign Political Figure, any member of the Immediate Family of Senior Foreign Political Figure, or any Close Associate of a Senior Foreign Political Figure; (ii) RP is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; and (iii) its funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an "offshore bank," or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(f) RP further acknowledges and agrees that any investment, directly or indirectly, in connection with the Project by or on behalf of the following persons or entities (each, a "Prohibited Investor") is prohibited and shall not be allowed by RP: (i) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control ("OFAC"); (ii) a Foreign Shell Bank; (iii) a person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction; (iv) a person or entity whose name appears on any other list of prohibited persons and entities as may be mandated by applicable law or regulation; or (v) a person or entity whose name appears on any other list of prohibited persons and entities as may be provided to RP by GlobeTel. RP represents, warrants and covenants that neither RP, nor any person controlling, controlled by, or under common control with RP, nor any person having a beneficial interest in RP, is a Prohibited Investor, and that RP is not investing and will not invest in the joint venture and enterprise contemplated hereby on behalf of or for the benefit of any Prohibited Investor. RP agrees to promptly notify GlobeTel of any change in information affecting this representation, warranty and covenant. RP acknowledges that if GlobeTel reasonably believes that RP is a Prohibited Investor, or has otherwise breached any representation, warranty or covenant hereunder, then GlobeTel may be obligated to cease further performance hereunder, including an obligation to make no additional investment in connection with the Project and/or to segregate the assets constituting the investment hereunder in accordance with applicable regulations, and RP shall have no claim against GlobeTel (or its principals or affiliates) for any form of damages or liabilities as a result of any of the aforementioned actions.

(g) RP further agrees that it shall follow Ethical Practices with respect to the conduct of its business and of the business of the joint venture contemplated hereby. "Ethical Practices" means the practices or procedures undertaken to ensure that none of RP or any of its shareholders or any of their respective officers, directors, employees, shareholders or agents take any action, directly or indirectly, that would result in or would result in the furtherance of: (i) any offer, payment, promise to pay or authorization of the payment of any money, or other property, or any gift, promise to give, or authorization of the giving of anything of value to any government official, political party, public international organization or official thereof or any candidate for political office; or (ii) a violation of any applicable laws regarding corrupt practices.

9.2 GLOBETEL'S REPRESENTATIONS AND WARRANTIES. GlobeTel represents and warrants to RP as follows:

(a) GlobeTel has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by GlobeTel of this Agreement, and the consummation by GlobeTel of the transactions contemplated hereby, have been duly authorized by GlobeTel, and no other proceedings (corporate or otherwise) on the part of GlobeTel are necessary to authorize the execution and delivery by GlobeTel of this Agreement or the consummation by GlobeTel of the transactions contemplated hereby; and

(b) this Agreement has been duly executed and delivered by GlobeTel and (assuming due and valid authorization, execution and delivery hereof by RP) is a valid and binding obligation of GlobeTel, enforceable against GlobeTel in accordance with its terms, and, when executed and delivered (and assuming due and valid authorization, execution and delivery thereof by RP) will constitute a valid and binding obligation of GlobeTel enforceable against GlobeTel in accordance with its terms except enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect. affecting creditors' rights generally.

10.      MISCELLANEOUS.

10.1 TERMINATION. Following establishment of JVCo, this Agreement shall terminate automatically (without any action by any party) upon either party (or its permitted assigns) ceasing to hold any Shares. Sections 2.2, 2.4 and
2.5 and Articles 7 and 8 and this Article 10 shall survive any expiration or termination of this Agreement or any project hereunder.

10.2 CONTROLLING LAW. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of England.

10.3 ARBITRATION. Except for obtaining relief from a court of competent jurisdiction in the form of provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof), to the extent permitted by applicable law the parties hereto irrevocably agree that any and all controversies, conflicts or disputes of whatever nature howsoever arising out of or in connection with, this Agreement (including a dispute or difference as to the breach, existence, termination or validity of this Agreement) (each, a "Dispute"), shall (regardless of the nature of the Dispute) be referred to and finally settled by arbitration at the London Court of International Arbitration (the "LCIA") under the LCIA Rules (the "Rules") (which rules are deemed to be incorporated by reference into this Clause 10.3) by a single arbitrator appointed in accordance with the Rules. The seat of arbitration shall be London, England. In addition to the authority conferred on the arbitrator by the rules specified above, the arbitrator shall have the authority to make such orders for interim relief, including injunctive relief, as he may deem appropriate. The parties agree that any ruling by the arbitrator on interim measures shall be deemed to be a final award with respect to the subject matter thereof and shall be fully enforceable as such. The procedural law of any reference to arbitration shall be English law. The language of arbitration shall be English. The appointing authority for the purposes set forth in the Rules shall be the LCIA. Each party to such arbitration shall pay legal fees and expenses and other costs incurred in connection with the arbitration as determined by the arbitrator. Any award in connection with the aforementioned arbitration proceeding shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable law, the parties hereby waive all challenge to any award of an arbitrator under this clause.

10.4 LIMITATION OF LIABILITY. LIMITATION OF DAMAGES. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER ARTICLE 8, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

10.5 EQUITABLE RELIEF. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

10.6 FORCE MAJEURE. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

10.7 RELATIONSHIP OF PARTIES. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

10.8 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement is intended or shall be construed to confer upon or give to any third party.

10.9 NOTICES. Any notice required or permitted to be given by either party under this Agreement shall be in writing and in the English language and shall be duly given (a) when delivered by hand or by a reputable overnight mail service (e.g., Federal Express), or (b) when successfully transmitted by fax (with a confirming copy of such communication to be sent as provided in the preceding sub-clause(a)), to the Project Manager of the other party. A copy of any notice to the Project Manager of GlobeTel shall simultaneously be sent to the following:

GlobeTel Communications Corp.
9050 Pines Blvd., Suite 110
Pembroke Pines, FL  33024
Attn:  Mr. Timothy Huff

Fax:  (954) 272-0380

Any notice or other communication not received on a business day or received after 17:00 hours local time on a business day in the city of the recipient shall be deemed to be received on the next following business day in the city of the recipient.

10.10 ASSIGNMENT. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without consent will be void. However, GlobeTel may assign its rights hereunder to an affiliate of GlobeTel. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

10.11 WAIVER AND MODIFICATION. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

10.12 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties (and shall remain enforceable in any other jurisdiction), and the remainder of this Agreement will continue in full force and effect.

10.13 HEADINGS. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

10.14 RUSSIAN TRANSLATION. The parties may agree on the text of a Russian translation of this Agreement and execute such translation in one or more counterparts, for purposes of obtaining any consents of applicable governmental authorities in connection with the transactions contemplated hereby, but the English language version shall be controlling for all purposes and shall govern for purposes of any dispute between the parties which may arise out of or in connection with this Agreement.

10.15 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

10.16 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

GLOBETEL WIRELESS CORP.

By:_____________________

Name:

Title:

LLC INTERNAFTA

By:_____________________

Name:  Maxim Chernizov

Title:  General Director

By:_____________________

Name:

Title:  Chief Accountant

[seal]

                                 Schedule 2.1.1

                                 Schedule 2.1.2

                                 Project Cities

----------------------------------------------------------
                      Schedule 2.1
----------------------------------------------------------
                     Project Cities
----------------------------------------------------------
                                     Reported
                    City            Population
              ----------------      ----------

1.                 Moscow           12,100,100
2.            Saint Petersburg       4,891,100
3.                  ***                ***
4.                  ***                ***
5.                  ***                ***
6.                  ***                ***
7.                  ***                ***
8.                  ***                ***
9.                  ***                ***
10.                 ***                ***
11.                 ***                ***
12.                 ***                ***
13.                 ***                ***
14.                 ***                ***
15.                 ***                ***
16.                 ***                ***
17.                 ***                ***
18.                 ***                ***
19.                 ***                ***
20.                 ***                ***
21.                 ***                ***
22.                 ***                ***
23.                 ***                ***
24.                 ***                ***
25.                 ***                ***
26.                 ***                ***
27.                 ***                ***
28.                 ***                ***
29.                 ***                ***
30.                 ***                ***